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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in Amendment No. 1 to Form AC, Application for Conversion and Amendment No. 1 to the Application H-(e)1-S of OC Financial, Inc. filed with the Office of Thrift Supervision and in the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission of our report dated December 14, 2004 on the consolidated financial statements of Ohio Central Savings appearing in the prospectus, which is part of the Application and Registration Statement.

We also consent to the reference to our firm under the headings "Material Income Tax Consequences", "Experts" and "Legal and Tax Matters" in the prospectus, which is part of Amendment No. 1 to Form AC and the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2.


                                    /s/ Crowe Chizek and Company LLC

                                        Crowe Chizek and Company LLC

Columbus, Ohio
January 26, 2005